                                   EXHIBIT 4.1

        THE FIDELITY NATIONAL FINANCIAL GROUP 401(k) PROFIT SHARING PLAN

                      THE FIDELITY NATIONAL FINANCIAL GROUP

                           401(k) PROFIT SHARING PLAN



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                                Table of Contents

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                                                                                 Page
                                                                                 ----
ARTICLE I      NAME AND PLAN PURPOSES...............................................2

ARTICLE II     DEFINITIONS..........................................................2

ARTICLE III    ELIGIBILITY AND PARTICIPATION.......................................14

ARTICLE IV     TRUST FUND AND CONTRIBUTIONS........................................15

ARTICLE V      PARTICIPANT DEFERRALS...............................................17

ARTICLE VI     ALLOCATIONS TO PARTICIPANTS' ACCOUNTS...............................23

ARTICLE VII    VESTING.............................................................25

ARTICLE VIII   PAYMENT OF BENEFITS.................................................26

ARTICLE IX     TOP-HEAVY PLAN RULES................................................31

ARTICLE X      OPERATION AND ADMINISTRATION OF THE PLAN............................33

ARTICLE XI     MERGER OF COMPANY, MERGER OF PLAN...................................37

ARTICLE XII    TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS.....................37

ARTICLE XIII  APPLICATION FOR BENEFITS.............................................38

ARTICLE XIV  LIMITATIONS ON CONTRIBUTIONS..........................................39

ARTICLE XV     RESTRICTION ON ALIENATION...........................................43

ARTICLE XVI  AMENDMENTS............................................................46

ARTICLE XVII  MISCELLANEOUS MATTERS................................................46

                                    ARTICLE I
                             NAME AND PLAN PURPOSES

        1.1 NAME AND PURPOSES. The Fidelity National Financial Group 401(k) Profit Sharing Plan (the "Plan") was originally established and adopted effective January 1, 1990. The Plan has been amended and restated to comply with changes in the tax laws, most recently effective November 1, 2001. Through a series of acquisitions, the Plan Sponsor, Fidelity National Financial, Inc. ("FNF"), has acquired a number of entities, some of which are considered members of a controlled group of corporations or other entities that are under common control (the "Affiliated Companies") and some of which, while related, are not considered members of a controlled group of corporations or other entities that are under common control (the "Related Companies").

        In order to provide a better retirement plan for all of the Employees of the Affiliated Companies and the Related Companies, the Plan is hereby amended and restated in its entirety effective on the dates reflected herein to provide:
(1) for the conversion of the Plan into a multiple employer plan, as defined in Code Section 413(c) and (2) to comply with changes in the Code and ERISA as enacted in recent federal statutes, including, but not limited to, Uruguay Round Agreements Act (GATT), Uniformed Services Employment and Reemployment Rights Act (USERRA), Small Business Job Protection Act (SBJPA), the Tax Reform Act of 1997 (TRA'97), (collectively the GUST amendments), as well as the Community Renewal Tax Relief Act of 2000 and the Economic Growth and Tax Reconciliation Act of 2001 ("EGTRRA"). The Plan is intended to constitute a tax-qualified profit sharing plan that contains a cash or deferred arrangement under Code Section 401(k) and is maintained and administered for the exclusive benefit of Participants and their Beneficiaries.

                                   ARTICLE II
                                   DEFINITIONS

        Whenever capitalized in the text, the following terms shall have the meaning set forth below.

        2.1 ACCOUNT. "Account" or "Accounts" means the Company Contributions Account, the Deferrals Account, the Matching Contributions Account, the Employee Contributions Account and the Rollover Contribution Account maintained for each Participant.

        2.2 AFFILIATED COMPANY. "Affiliated Company" means:

               (a) Any corporation that is included in a controlled group of corporations, within the meaning of Code Section 414(b), of which group the Company is also a member;

               (b) Any trade or business that is under common control with the Company within the meaning of Code Section 414(c); and

               (c) Any service organization that is included in an affiliated service group, within the meaning of Code Section 414(m), of which affiliated service group the Company is also a member.

        For purposes of applying the limitations of Article XVI, whether or not an entity is an Affiliated Company shall be determined by applying the percentage modifications contained in Code Section 415(h).

        2.3 AGGREGATION GROUP.

                (a) "Aggregation Group" means:

                      (i) Each plan of the Company or an Affiliated Company or each plan of a Related Company in which a Key Employee is or was a Participant during the Testing Period (regardless of whether the plan has been terminated); and

                      (ii) Each other plan of the Company or an Affiliated Company or each plan of a Related Company which enables any plan described in Subparagraph (i) to meet the requirements of Code Sections 401(a)(4) or 410.

               (b) Any plan not required to be included in an Aggregation Group under the rules of Paragraph (a) may be treated as being part of the group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with the plan being taken into account.

               (c) Each plan maintained by the Company or an Affiliated Company or a Related Company required to be included in an Aggregation Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group.

        2.4 ANNUAL ADDITIONS. "Annual Additions" includes, for any Limitation Year the amount credited to a Participant's Accounts from Company Contributions (including Deferrals and Fail-Safe Contributions), Forfeitures and any amounts allocated to an account established under a funded welfare benefit plan or a pension or annuity plan to provide medical benefits with respect to the Participant after retirement. The following amounts shall not be considered part of the Participant's Annual Additions rollover contributions made pursuant to Code Section 402(a), repayments of loans and any re-contributions (of prior distributions) made pursuant to Section 8.8.

        2.5 AVERAGE CONTRIBUTION PERCENTAGE. "Average Contribution Percentage" means the average (expressed as a percentage to the nearest one hundredth of one percent) of the Contribution Percentages of the Participants in a group.

        2.6 AVERAGE DEFERRAL PERCENTAGE. "Average Deferral Percentage" means the average (expressed as a percentage to the nearest one hundredth of one percent) of the Deferral Percentages of the Participants in a group.

        2.7 BENEFICIARY. "Beneficiary" means the person designated in Article VIII to receive the Vested Interest of a deceased Participant.

        2.8 BREAK IN SERVICE.

               (a) "Break in Service" means a Computation Period in which the Employee does not complete more than 500 Hours of Service. In the event of a Plan Year of less than twelve months, the 500-hour requirement shall be reduced by multiplying it by a fraction:

                        (i) The numerator of which is the number of months in that Plan Year (rounded to the nearest month); and

                        (ii) The denominator of which is twelve.

               (b) An Employee described in Paragraph (c) below shall be credited with Hours of Service as calculated in accordance with Paragraphs (d) and (e) below.

               (c) The provisions of Paragraphs (d) and (e) shall apply with respect to an Employee who is absent from work without pay for any period:

                        (i)   By reason of the pregnancy of the Employee;

                        (ii)  By reason of the birth of a child of the Employee;

                        (iii) By reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee; or

                        (iv) For purposes of caring for the child for a period beginning immediately following the birth or placement.

               (d) The number of Hours of Service to which an Employee described in Paragraph (c) shall be credited with shall be the number which otherwise would normally have been credited to the Employee but for the absence. If the number described in the previous sentence is not capable of being determined, eight Hours of Service per day of the absence. The total number of hours treated as Hours of Service under this Paragraph shall not exceed 501. Furthermore, these Hours of Service shall be taken into account solely for the purpose of determining whether or not the Employee has incurred a Break in Service.

               (e) The Hours described in Paragraph (d) shall be credited to the Computation Period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that Computation Period solely because the period of absence is treated as Hours of Service under this Section or in any other case, in the immediately following Computation Period.

               (f) The above provisions of this Section shall not apply unless the Employee provides such timely information as the Committee may reasonably require to establish that the absence is for reasons described in Paragraph (c) and the number of days for which there was an absence.

        2.9 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.10 COMMITTEE. "Committee" means the Fidelity National Financial Group Plan Committee described in Article X.

        2.11 COMPANY. "Company" means FNF, and any Affiliated Companies (or similar entities) or Related Companies that may be included within the coverage of the Plan with the consent of the Board of Directors of Fidelity National Financial, Inc. As of the Effective Date the Affiliated Companies and Related Companies that are contributing to the Plan are set forth on Exhibit "A" attached hereto and incorporated herein by this reference. Company Contributions. "Company Contributions" means all amounts paid by the Company into the Trust Fund. Except where the context indicates to the contrary, Company Contributions shall not include Deferrals and Fail-Safe Contributions.

        2.12 COMPENSATION. "Compensation" means the amount of wages within the meaning of Code Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed paid to a Participant, excluding any matching contributions under the employee stock purchase plan sponsored by the Company and cash transaction stock options granted by the Company. Except as otherwise expressly provided in this Plan to the contrary, the term "Compensation" shall include those amounts that represent Deferrals and elective deferrals with respect to a plan of Company qualified under Code Section 125. In no event will the amount of compensation taken into account on behalf of any Participant exceed $150,000. This dollar amount shall be adjusted at the same time and in the same manner as under Code Section 401(a)(17)(B).

        2.13 COMPUTATION PERIOD.

               (a) "Computation Period" means the relevant twelve consecutive month period for determining whether the Employee is to be credited with a Year of Service or a Break in Service.

               (b) For purposes of determining eligibility to participate, an Employee's initial Computation Period shall be the twelve consecutive month period commencing with his Employment Commencement Date. The Employee's second Computation Period shall be the Plan Year that includes the first anniversary of his Employment Commencement Date. All subsequent Computation Periods shall also be the Plan Year.

               (c) For purposes of determining vesting, each Employee's Computation Period shall be the twelve consecutive month period commencing with his Employment Commencement Date.

        2.14 CONTRIBUTION PERCENTAGE. "Contribution Percentage" means the ratio (expressed as a percentage to the nearest one hundredth of one percent) of the Matching Contributions under the Plan made on behalf of the Participant for the Plan Year to the Participant's Compensation (determined without regard to the limitation on amounts paid or payable by reason of services performed after the date an Employee ceases to be a Participant and prior to the date an Employee becomes a Participant) for the Plan Year.

        2.15 COVERED EMPLOYEES. "Covered Employees" means those Employees who have satisfied all of the requirements for eligibility to participate in the Plan for all or any portion of the Plan Year, including an Employee who becomes a Participant but elects not to make any Deferrals, an Employee who elects not to participate in the Plan and an Employee who cannot defer because of the limitations imposed under Code Section 415.

        2.16 DEFERRALS. "Deferrals" means the pre-tax contributions made by Participants pursuant to an election made under the provisions of Article V.

        2.17 DEFERRALS ACCOUNT. "Deferrals Account" means the individual account maintained in the books and records of the Trust Fund for the purpose of recording the Participant's Deferrals, any Fail-Safe Contributions made on his behalf, and the earnings thereon.

        2.18 DEFERRAL PERCENTAGE. "Deferral Percentage" means the ratio (expressed as a percentage to the nearest one hundredth of one percent) of Deferrals and Fail-Safe Contributions made on behalf of a Participant for the Plan Year to the Participant's Compensation (determined without regard to the limitation on amounts paid or payable by reason of services performed after the date an Employee ceases to be a Participant and prior to the date an Employee becomes a Participant) for the Plan Year. The Deferral Percentage of a Participant who makes no Deferrals and is allocated no Fail-Safe Contributions shall be zero. The computation of the Average Deferral Percentage in the case of Family Members shall be done in accordance with the regulations under Code Section 401(k).

        2.19 DETERMINATION DATE. "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year. In the case of the first Plan Year, "Determination Date" shall mean the last day of that Plan Year.

        2.20 DISABILITY. "Disability" means that the Participant has been determined to be disabled under the individual or group long-term disability plan sponsored by the Company benefiting the Participant. In the event that the Company does not maintain any long term disability plan, "Disabled" or Disability" means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months.

        No Participant shall be deemed to have incurred a Disability as a result of an injury or illness incurred as a result of the commission of a felony, an intentionally self-inflicted injury, or alcoholism or substance abuse.

        2.21 EFFECTIVE DATE. "Effective Date" means January 1, 1990, the original effective date of the Plan. The "Effective Date" of this amendment and restatement shall be the dates reflected in the Plan.

        2.22 EMPLOYEE. "Employee" means each person currently employed by the Company, any portion of whose income is subject to withholding of income tax or for whom social security retirement contributions are made by the Company and any other person qualifying as a common law employee of the Company. "Employee" also means "leased employees" within the meaning of Code Section 414(n)(2). Effective January 1, 1997, "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least 1 year, and such services are performed under primary direction or control by the recipient.

        2.23 EMPLOYMENT COMMENCEMENT DATE. "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service for the Company.

        2.24 ENTRY DATE. "Entry Date" means as soon as is administratively practical following the date on which an Employee satisfies the participation requirements of Section 3.1.

        2.25 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974.

        2.26 FAIL-SAFE CONTRIBUTIONS. "Fail-Safe Contributions" means those Company Contributions made pursuant to Section 5.9 that are designed to insure compliance with the Average Deferral Percentage Tests of Section 5.3.

        2.27 FAMILY MEMBER. "Family Member" means the Spouse, lineal ascendants and descendants, and the spouses of the lineal ascendants and descendants of any individual who is a Five Percent Owner or a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest compensation during the year.

        For purposes of Section 2.13 and applying the various nondiscrimination rules applicable to this Plan the Family Member shall not be considered a separate Employee and any compensation paid to the Family Member (and any applicable contribution or benefit on behalf of the Family Member) shall be treated as if it were paid to (or on behalf of) the Five Percent Owner or Highly Compensated Employee.

        Effective January 1, 1997, the family aggregation rules required by IRC section 414(q)(6) of the Code are deleted from the Plan.

        2.28 FIVE PERCENT OWNER.

               (a) "Five Percent Owner" means any person who owns or is considered as owning within the meaning of Code Section 318 (not including any beneficial interest in shares held by the Plan) more than five percent of the outstanding stock of the Company or the total combined voting power of all stock of the Company.

               (b) For purposes of applying the ownership rules of this Section Code Sections 414(b),(c) and (m) shall not apply. The constructive ownership rules of Code Section 318(a)(2)(C) shall be applied by substituting "five percent" for "50%" where it appears therein. If an Employee's ownership interest varies during a Plan Year, his ownership interest shall be the largest interest owned at any time during the year.

        2.29 FORFEITURE. "Forfeiture" means the nonvested portion of a Participant's Matching Contributions Account or Company Contributions Account that is forfeited under Section 6.4.

        2.30 HIGHLY COMPENSATED EMPLOYEE.

               (a) "Highly Compensated Employee" means any Employee who, during the Plan Year or the immediately preceding Plan Year:

                        (i)   Was at any time a Five Percent Owner;

                        (ii) Received compensation from the Company and all Affiliated Companies or a Related Company in excess of $75,000, as indexed for inflation;

                        (iii) Received Compensation from the Company and all Affiliated Companies or a Related Company in excess of $50,000, as indexed for inflation, and was in the top 20% of all Employees when ranked on the basis of compensation paid during the year ("Top-Paid Group"). For this purpose, all of an Employee's Compensation shall be taken into account, even though some of it may exceed the amount in effect under Code Section 401(a)(17)(B); or

                        (iv) Was at any time an Officer of the Company or any Affiliated Company or a Related Company.

               (b) In the case of the Plan Year for which the relevant determination is being made, an Employee described in Subparagraphs (ii), (iii), or (iv) of Paragraph (a) above shall not be treated as described therein unless the Employee is a member of the group consisting of the 100 Employees paid the greatest compensation during the year for which the determination is being made.

               (c) For purposes of this Section, the amount of an Employee's compensation shall be determined in accordance with Code Section 414(q)(7), which includes the Employee's pre-tax contributions to a cash or deferred arrangement under Code Section 401(k) or to a cafeteria plan under Code Section 125.

               (d) For purposes of determining the number of Employees in the Top-Paid Group (described in Paragraph (a)(iii) above), the following Employees shall be excluded:

                        (i) Employees who have not completed six months of service;

                        (ii) Employees who normally work less than 17-1/2 hours per week;

                        (iii) Employees who normally work not more than six months during any year;

                        (iv)  Employees who have not attained age twenty-one;

                        (v) Except to the extent provided in regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Company; and

                        (vi) Employees who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Company and all Affiliated Companies or Related Companies that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

               (e) A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee when he separated from service or he was a Highly Compensated Employee at any time after attaining age fifty-five.

               (f) Effective January 1, 1997, the term "Highly Compensated Employee" includes highly compensated active employees and highly compensated former employees. A highly compensated active employee means any employee who-
(i) was a Five Percent Owner (as defined in section 416(i)(1) of the Code) of the Company at any time during the current or the preceding year, or (ii) for the preceding year (A) had compensation from the Company in excess of $80,000 (as adjusted by the Secretary pursuant to section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996), and (B) if the employer elects the application of this clause for such preceding year, was in the top-paid group of employees for such preceding year.

        For purposes of this paragraph:

                      (i) an employee is in the top-paid group of employees for any year if such employee is in the group consisting of the top 20% of the employees when ranked on the basis of compensation paid during such year.

                      (ii) a former employee shall be treated as a highly compensated if such employee was a Highly Compensated Employee when such employee separated from service, or such employee was a Highly Compensated Employee at any time after attaining age 55.

                      (iii) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

                      (iv) the term `compensation' means compensation within the meaning of section 415(c)(3) of the Code. The determination will be made without regard to sections 125, 402(e)(3), and 402(h)(1)(B) of the Code, and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to section 403(b) of the Code.

        2.31 HOUR OF SERVICE.

               (a) "Hour of Service" means each hour for which an Employee is paid or is entitled to payment by the Company, an Affiliated Company or a Related Company:

                        (i)  For the performance of services as an Employee;

                        (ii) Which is attributable to a period of time during which he performs no duties (irrespective of whether or not his employment has been terminated) due to a vacation, holiday, illness, incapacity (including pregnancy or Disability), layoff, jury duty, military duty, or a leave of absence. However, no such hours shall be credited to an Employee if the Employee is directly or indirectly paid or entitled to payment for the hours and the payment or entitlement is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, disability insurance laws or is a payment which solely reimburses the Employee for his medical or medically-related expenses or for which he is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company, an Affiliated Company or a Related Company, provided that he has not previously been credited with an Hour of Service with respect to that hour under Subparagraph (i) above.

        Notwithstanding the foregoing, no Employee shall be entitled to credit for more than 501 Hours of Service for any single continuous period during which he performs no duties, whether or not the period occurs in a single Computation Period.

               (b) All Hours of Service determined under the rules of Paragraph
(a) shall be credited to the Computation Period in which the payment is actually made, determined in accordance with rules prescribed in the Plan. The provisions of this Paragraph (b) shall be applied in a manner consistent with the provisions of Department of Labor Regulation Section 2530.200b-2.

               (c) Unless the Board of Directors shall expressly determine otherwise, and except as may be expressly provided otherwise in this Plan, an Employee shall not receive credit for his

Hours of Service completed with an Affiliated Company or a Related Company prior to the effective date on which the entity became an Affiliated Company or Related Company.

               (d) Notwithstanding the above rules, the Committee may specify the use of one or more equivalencies specified below. However, in the event that different equivalencies are used for different classifications of Employees, the manner in which they are applied must not discriminate in favor of Highly Compensated Employees, and the equivalencies must be applied on a uniform basis to the Employees in each class. The permitted equivalencies are as follows:

                        (i) Ten Hours of Service for each day during which the Employee completes at least one Hour of Service;

                        (ii) Forty-five Hours of Service for each week during which the Employee completes at least one Hour of Service;

                        (iii) Ninety-five Hours of Service for each semi-monthly payroll period during which the Employee completes at least one Hour of Service; and

                        (iv) 190 Hours of Service for each month during which the Employee completes at least one Hour of Service.

        2.32 KEY EMPLOYEE. "Key Employee" means any Employee or former Employee who, at any time during the Testing Period, is or was:

                (a) An Officer of the Company, an Affiliated Company or a Related Company;

                (b) One of the ten Employees having annual compensation from the Company, an Affiliated Company or a Related Company of more than the limitation in effect under Section 14(a)(i) below and owning (or considered as owning within the meaning of Code Section 318) during the Testing Period both more than 1/2% interest and the largest interests in the Company, an Affiliated Company or a Related Company. For purposes of this Paragraph (b), if two Employees have the same interest in the Company, an Affiliated Company or a Related Company, the Employee having the greater annual compensation from the Company, an Affiliated Company or a Related Company shall be treated as having the larger interest;

                (c) A Five Percent Owner of the Company, an Affiliated Company or a Related Company; or

                (d) A One Percent Owner of the Company, an Affiliated Company or a Related Company having an annual compensation from the Company of more than $150,000.

        The term "Key Employee" shall include his Beneficiaries.

        2.33 LEAVE OF ABSENCE. "Leave of Absence" means any unpaid personal leave from active employment duly authorized by the Company under the Company's standard personnel practices. All persons under similar circumstances shall be treated in a uniform and nondiscriminatory manner in the granting of Leaves of Absence.

        An Employee shall not be deemed to have incurred a Break in Service while on a Leave of Absence, provided he returns to employment on or before the date on which the leave expires. In the event an Employee does not return to employment on or before the end of the leave, he shall be deemed to have incurred a Severance as of the first day of the leave, unless the failure was due to his death or disability or the provisions of Section 2.8 apply.

        2.34 LIMITATION YEAR. In connection with the adoption of this Plan, the Company hereby elects a "Limitation Year" corresponding to the Plan Year for purposes of the limitations on contributions set forth in Article XIV.

        2.35 MATCHING CONTRIBUTIONS. "Matching Contributions" means the contribution, if any, made to the Plan by the Company pursuant to Section 4.3

        2.36 MATCHING CONTRIBUTIONS ACCOUNT. "Matching Contributions Account" means the individual account maintained in the books and records of the Trust Fund for the purpose of recording the Participant's allocated share of Matching Contributions and Forfeitures, and the earnings thereon.

        2.37 NON-KEY EMPLOYEE. "Non-Key Employee" means any Employee who is not a Key Employee. The term "Non-Key Employee" shall include his Beneficiaries.

        2.38 NORMAL RETIREMENT AGE. "Normal Retirement Age" means the Participant's 65th birthday. Notwithstanding the above:

               (a) Participants who were Participants in the Chicago Title & Trust Plan on April 18, 2001, the Chicago Home Warranty Plan on March 9, 2001 and the Executive Title Agency Corporation Plan on January 31, 2001, "Normal Retirement Age" means the Participant's 55th birthday.

               (b) Participants who were Participants in the Chicago Title of Colorado, Inc. Plan that was merged into the Plan on April 2, 2001, "Normal Retirement Age" means the later of the Participant's 62nd birthday and the 5th anniversary of the Participant's Employment Commencement Date.

               (c) Participants who were Participants in the Security Title Agency Plan that was merged into the Plan on January 4, 2001, "Normal Retirement Age" means the Participant's 50th birthday.

        2.39 OFFICER. "Officer" means any Employee who was at any time an officer of the Company, an Affiliated Company or a Related Company and received Compensation from the Company and all Affiliated Companies or a Related Company greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for the year. No more than the lesser of (a) fifty Employees or (b) the greater of three Employees or 10% of the Employees shall be treated as Officers.

        If no officer is described in the paragraph above, then the highest paid officer of the Company shall be treated as being described therein.

        For purposes of this Section, all Leased Employees (within the meaning of Section 414(n) of the Code) and all part-time Employees shall be taken into account, and the number of Employees shall be the greatest number at any time during the relevant period.

        2.40 ONE PERCENT OWNER. "One Percent Owner" means any person who would be described in Section 2.31 above if "one percent" were substituted for "five percent" each place where it appears therein.

        2.41 PARTICIPANT. "Participant" means any Employee who has satisfied the participation eligibility requirements and has been enrolled in this Plan in accordance with the provisions of Article III. "Participant" does not include an Employee who has incurred a Severance and either does not have a Vested Interest or has been paid the full amount of his Vested Interest.

        2.42 PLAN. "Plan" means the Fidelity National Financial Group 401(k) Profit Sharing Plan.

        2.43 PLAN ADMINISTRATOR. "Plan Administrator" means the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA, which shall be the Committee.

        2.44 PLAN YEAR. "Plan Year" means the twelve-month period ending on December 31.

        2.45 REEMPLOYMENT COMMENCEMENT DATE. In the case of an Employee who incurs a Severance and who is subsequently reemployed by the Company, an Affiliated Company or a Related Company, the term "Reemployment Commencement Date" means the first day following the Severance on which the Employee performs an Hour of Service.

        2.46 RELATED COMPANY. "Related Company" means any legal entity that is not an Affiliated Company that may be included within the coverage of the Plan with the consent of the Board of Directors of Fidelity National Financial, Inc. As of the Effective Date the Affiliated Companies and Related Companies that are contributing to the Plan are set forth on Exhibit "A" attached hereto and incorporated herein by this reference.

        2.47 ROLLOVER ACCOUNT. "Rollover Account" means the individual Account maintained in the books and records of the Trust Fund for the purpose of recording the Participant's rollover contributions, if any, under Section 5.14, and the earnings thereon.

        2.48 SEVERANCE. "Severance" means the termination of an Employee's employment with the Company, by reason of his retirement, death, resignation, dismissal, or otherwise.

        2.49 SPOUSE. "Spouse" means the person to whom a Participant is married as of the relevant date.

        2.50 TESTING PERIOD. "Testing Period" means the Plan Year containing the Determination Date and the preceding four Plan Years.

        2.51 TEMPORARY EMPLOYEES. "Temporary Employees" means Employees who are not regularly scheduled to work at least twenty Hours of Service a week and do not complete a Year of Service for purposes of the eligibility requirements of
Article III.

        2.52 TOP-HEAVY GROUP. "Top-Heavy Group" means any Aggregation Group if the sum (as of the Determination Date) of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the group and the aggregate of the account balances of Key Employees under all defined contribution plans included in the group exceeds 60% of a similar sum determined for all Employees.

        2.53 TOP-HEAVY PLAN. "Top-Heavy Plan" means, with respect to any Plan
Year:

               (a) Any defined benefit plan if, as of the Determination Date, the present value of the cumulative accrued benefits under the plan for Key Employees exceeds 60% of the present value of the cumulative accrued benefits under the plan for all Employees.

                      (i) For purposes of this Paragraph, the present value of an Employee's accrued benefit under a defined benefit plan shall be determined by using the interest rate and the mortality assumptions specified in that plan. The same actuarial assumptions shall be used in measuring accrued benefits under all defined benefit plans.

                      (ii) The accrued benefit of any Employee (other than a Key Employee) shall be determined under the method that is used for accrual purposes for all plans of the Company or if there is no such method, as if the benefit accrued no more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

                      (iii) The date on which the accrued benefit of each Employee in a defined benefit plan is measured (with respect to each Determination Date) shall be the date used for computing costs under the minimum funding standards of Code Section 412, determined as if he had terminated service as of that date.

               (b) Any defined contribution plan if, as of the Determination Date, the aggregate amount of the account balances of Key Employees under the plan exceeds 60% of the present value of the aggregate of the account balances of all Employees under the plan. The date on which the account balance of each Employee in a defined contribution plan is measured (with respect to each Determination Date) shall be the last day of the relevant plan year.

               (c) For purposes of this Section, the accrued benefit and account balances of a Participant shall include amounts attributable to Participant contributions (whether or not the contributions are includable in income). Furthermore, the same date shall be used for valuing benefits under all plans.

        2.54 TRUST AND TRUST FUND. "Trust" or "Trust Fund" means the Trust Agreement signed by the Company and the Trustee of equal date with this Agreement.

        2.55 TRUSTEE. "Trustee" means the person(s) or entity acting as Trustee of the Trust created under this Plan.

        2.56 UNION MEMBERS. "Union Members" means members of a collective bargaining unit who are covered by a collective bargaining agreement that does not specifically provide for coverage of the Employees under this Plan, provided the matter of retirement benefits was the subject of good faith bargaining between the Company and the collective bargaining unit.

        2.57 VALUATION DATE. "Valuation Date" means the last day of each Plan Year, or such other date or dates as may be selected by the Committee for valuing the assets of the Plan.

        2.58 VESTED INTEREST. "Vested Interest" means that portion of the Participant's Account in the Trust Fund that has become vested pursuant to the provisions of Article VII.

        2.59 YEAR OF SERVICE. For purposes of the eligibility requirements of
Article III, "Year of Service" means a Computation Period during which the Employee completes at least 1,000 Hours of Service. For purposes of the vesting requirements of Article VII, "Year of Service" means a Computation Period during which the Employee is employed by the Company on each day, regardless of the number of Hours of Service performed by the Employee.

        In the case of an Employee who does not have any Vested Interest, his Years of Service before a period of consecutive Breaks in Service will not be taken into account under the Plan if the number of his consecutive Breaks in Service equals or exceeds the greater of five or the aggregate number of his Years of Service. This rule shall not apply in the case of a Participant who has made any Deferrals, however. Effective December 12, 1994, notwithstanding any provision of this plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Internal Revenue Code.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

        3.1 ELIGIBILITY TO PARTICIPATE.

               (a) Every Employee of the Company who has attained age eighteen and has completed ninety days of employment with the Company shall be eligible to become a Participant in the Plan as of the first Entry Date occurring coincident with or immediately following the completion of the eligibility requirements.

               (b) Notwithstanding the above, the following classes of Employees shall not be eligible to participate in the Plan, Union Members, Employees who are non-resident aliens and who receive no earned income (as defined in Code
Section 911(d)(2)) from the Company which constitutes income from sources within the United States, Employees whose regularly scheduled employment with the Company does not equal or exceed 1,000 Hours of Service in a Plan Year, Temporary Employees who have not completed at least 1,000 Hours of Service and Leased Employees within the meaning of Section 414(n) of the Code.

        3.2 SPECIAL PARTICIPATION RULES.

               (a) In the case of an Employee whose Entry Date occurs after the Employee incurred a Severance, the Employee shall be eligible to become a participant in this Plan as of the later of his Entry Date or his Reemployment Commencement Date following the Severance, unless his prior service is disregarded under the rules of Section 2.60.

               (b) A Participant who incurs a Severance of ninety days or less and is thereafter reemployed by the Company shall be entitled to recommence participation in the Plan as of his Reemployment Commencement Date following the Severance, unless his prior service is disregarded under the rules of Section 2.60.

               (c) If an Employee was a Participant in the Plan on or before the Effective Date of this restatement of the Plan, the Employee shall continue to participate in the Plan as of that Effective Date, provided the individual was an Employee on that date.

               (d) In the event that an individual is determined by the Company to be part of a class of individuals excluded from eligibility to be a Participant in the Plan under Section 3.1 above, and that exclusion is later determined by a court of competent jurisdiction to be erroneous, that individual or individuals shall be treated as an eligible Employee from the date of such determination only. No such individual shall be entitled to retroactive status.

               (e) The Committee may establish reasonable enrollment procedures in order to admit an Employee who has satisfied the requirements of Section 3.1(a) above as a Participant in the Plan. An Employee shall not be admitted as a Participant in the Plan until any such enrollment procedures are satisfied.

        3.3 DURATION OF PARTICIPATION. Each Employee who has commenced participation in the Plan in accordance with the provisions of Section 3.1 shall continue to be a Participant until he has incurred a Severance.

        3.4 PARTICIPATION BEYOND NORMAL RETIREMENT AGE. Participants who have attained their Normal Retirement Age will continue to participate in the Plan to the same extent as those Participants who have not yet attained their Normal Retirement Age.

                                   ARTICLE IV
                          TRUST FUND AND CONTRIBUTIONS

        4.1 TRUST FUND. Pursuant to the terms of the Plan, the Company established a trust, with the Trustee as the trustee thereunder. The Trustee has agreed to hold and administer in trust all amounts accumulated under the Plan under the terms of this Plan.

        4.2 COMPANY CONTRIBUTION.

               (a) The Company shall contribute to the Trust Fund an amount equal to the Participant Deferrals under Article V, the Matching Contribution, if any, under Section 4.3 and an additional amount, if any, determined by the Board of Directors in its discretion.

               (b) In no event shall the amount of the contribution by the Company under this Plan (including Deferrals) exceed the maximum allowable deduction available to the Company for its fiscal year under Sections 404 and 413(c)(6) of the Code.

               (c) No contribution shall be made by the Company at any time when its allocation would be precluded by the limitations of Article XIV.

               (d) All contributions by the Company under this Plan may be made in kind or in cash, or in both, and shall be made directly to the Trustee and may be made on any date or dates selected by the Company.

               (e) All contributions by the Company for a Plan Year shall be made within the time prescribed by law for filing the Company's federal income tax return (including extensions) for the Company's fiscal year corresponding to the Plan Year.

        4.3 MATCHING CONTRIBUTIONS. Each Plan Year, with the exception of American National Financial, Inc. and its Affiliated Companies, the Company shall contribute to the Plan a Matching Contribution equal to 50% of each Elective Deferral made by each Participant for the Plan Year up to a maximum of 6% of each Participant's Compensation for the Plan Year. In addition to the above, each Plan Year, the Company, in its sole and absolute discretion, may contribute to the Plan a discretionary Matching Contribution. All Matching Contributions shall be made to the Plan within the time prescribed by law, including extensions of time, for the filing of the Company's federal income tax return for the year.

        4.4 CATCH-UP CONTRIBUTIONS. Commencing January 1, 2002, if the Board of Directors for the Company, an Affiliated Company or a Related Company, in its sole and absolute discretion, provides, all Participants who are eligible to make Deferrals under the Plan and who have attained age fifty on or before the last day of any Plan Year shall be eligible to make Catch-Up Contributions to the Plan, in accordance with and subject to the limitations of Code Section 414(v). Any such Catch-Up Contributions shall be made within the time prescribed by law for filing the Company's federal income tax return (including extensions) for the Company's fiscal year corresponding to the Plan Year. The Committee shall prescribe rules authorizing Catch-Up Contributions to the Plan. These rules shall be designed to insure that these contributions satisfy the requirements of Code Section 414(v), and any other provision of law that is, or may become applicable.

        4.5 IRREVOCABILITY.

               (a) In no event shall any of the assets of the Plan revert to the Company except as provided in this Section.

               (b) In the case of a Company Contribution that is made by reason of a mistake of fact, at the Company's election, the contribution shall be returned to the Company within one year after it is made.

               (c) All Company Contributions to the Plan are hereby conditioned on the initial qualification of the Plan under Code Section 401(a). If the Plan receives an adverse determination with respect to its initial qualification, at the Company's election, the Plan may be revoked and all such contributions (and assets derived therefrom) shall be returned to the Company within one year after the date of denial of the qualification of the Plan by the Internal Revenue Service. An application for a determination letter regarding the tax-qualified status of the Plan shall be filed with the Internal Revenue Service within the time prescribed by law for filing the Company's federal income tax return for the taxable year in which the Plan was adopted, or such later date as the Internal Revenue Service may prescribe.

               (d) All Company Contributions to the Plan are hereby conditioned on their deductibility under Code Sections 404 and 413(c)(6), determined without regard to Section 404(a)(5). To the extent a deduction is disallowed, at the Company's election, any such contribution shall be returned to the Company within one year after the disallowance. For this purpose, a contribution shall have been deemed to have been disallowed if it was made by the Company with the intention that it be deductible, but the Company does not claim the deduction on its federal income tax return because it determines that the contribution is not legally deductible. In such a case, the date of the disallowance shall be deemed to be the earlier of the date of the filing of the federal income tax return or the date on which the Company verifies to the Trustee that the contribution was not deductible.

               (e) In the case where amounts are held in a Suspense Account under Article XIV that may not be allocated to the Accounts of Participants when the Plan is terminated, the excess amounts may revert to the Company in accordance with the regulations under Code Section 415.

               (f) In the case of a Participant's Excess Deferrals to the Plan, notwithstanding any other provision of this Plan, the amount of the excess Deferrals may be treated in accordance with the rules of Article V.

        4.6 INVESTMENTS IN EMPLOYER SECURITIES AND EMPLOYER REAL PROPERTY. The Plan is authorized to invest in employer securities and employer real property (as those terms are defined in Section 407 of ERISA), to the extent permitted in ERISA. The assets of the Plan may be invested, primarily or exclusively, in employer securities (as defined in Section 407 of ERISA).

        4.7 INVESTMENT DIRECTION BY PARTICIPANTS. Pursuant to such rules and procedures as may be prescribed by the Committee, Participants may direct the investment of the assets in some or all of their Accounts.

                                    ARTICLE V
                              PARTICIPANT DEFERRALS

        5.1 DEFERRAL ELECTION.

               (a) Each Participant (and each individual who will become a Participant in that Plan Year) may elect to defer the receipt of a portion of his Compensation for that Plan Year and to have the deferred amount contributed directly by the Company to the Plan.

               (b) In the case of an Employee who becomes a Participant in the Plan during the Plan Year, the Employee shall be entitled, as of the date he commences participation in the Plan, to elect to defer the receipt of a portion of his Compensation for the remainder of that Plan Year and to have the deferred amount contributed by the Company directly to the Plan.

               (c) The Committee shall prescribe such rules and procedures as it deems necessary or appropriate regarding the deferral election under this Section. These rules may provide that deferral elections may be made on a more frequent basis or at other times than as set forth above.

        5.2 AMOUNT SUBJECT TO A DEFERRAL ELECTION.

               (a) The amount of a Participant's Compensation that may be deferred subject to the election provided in Section 5.1 shall be a whole percentage of the Participant's Compensation, not to exceed 15% of his Compensation. The Committee may prescribe rules under which the maximum amount that may be deferred by a Participant who is a Highly Compensated Employee shall be a lesser percentage of his Compensation than the maximum amount that may be deferred by a Participant who is not a Highly Compensated Employee.

                (b) Notwithstanding anything in this Plan to the contrary, the maximum amount that a Participant may defer in a single calendar year under the Plan when combined with any other elective deferrals of the Participant under any other qualified plan or plans is limited to $7,000. This amount shall be adjusted for increases in the cost-of-living, as determined under Section 402(g) of the Code. Notwithstanding anything in this Plan to the contrary, the maximum amount that a Participant may defer in a single calendar year under the Plan when combined with any other elective deferrals of the Participant under any other qualified plan or plans is limited to the dollar limitation set forth in Section 402(g) of the Code in effect at the beginning of the Plan Year.

               (c) Amounts that are deferred pursuant to a deferral election under Section 5.1 shall be treated as Company Contributions for purposes of Code Sections 401(k) and 414(h).

        5.3 AVERAGE DEFERRAL PERCENTAGE TESTS. The Committee shall monitor the Deferrals by Participants to insure that, at all times, either the Average Deferral Percentage for Highly Compensated Employees for the Plan Year is not more than the Average Deferral Percentage for all other Covered Employees multiplied by 1.25 or the excess of the Average Deferral Percentage of the group of Highly Compensated Employees over that of all other Covered Employees is not more than two percentage points, provided that the Average Deferral Percentage for the group of Highly Compensated Employees is not more than twice the Average Deferral Percentage for all other Covered Employees. The Company shall maintain records sufficient to demonstrate satisfaction of the requirements of this Section. The Company has elected to use the Average Deferral Percentage in this Section applied by comparing the previous Plan Year's Average Deferral Percentage for Employees who are Highly Compensated Employees with the previous Plan Year's Average Deferral Percentage for all other Covered Employees. This election by the Company can be undone only if the Plan satisfies the requirements set forth in Internal Revenue Service Notice 98-1.

        5.4 PROSPECTIVE REDUCTIONS OF DEFERRALS. The Committee may, if it so decides in its discretion, determine prior to the end of the Plan Year whether or not the Average Deferral Percentage tests of Section 5.3 are satisfied. If, pursuant to these estimations by the Committee, the tests will not be satisfied, the Committee may elect, in its discretion, to reduce the Deferrals on behalf of Highly Compensated Employees, or undertake such other actions as it deems necessary to insure that favorable income tax treatment is available to Participants under Code Section 401(k).

        In the event that the Deferrals by the Highly Compensated Employees are reduced by Committee action, such reductions will be accomplished in the manner described in Section 5.6.

        5.5 DISTRIBUTIONS OF EXCESS DEFERRALS. In the event a Participant deferred more than the maximum permitted under Section 5.2(b) above ("Excess Deferrals"), whether under only this Plan, or under this Plan and another plan, the Participant may request the Committee to distribute such Excess Deferrals, together with earnings under Section 5.11, under this Section. Any Excess Deferrals shall be distributed no later than April 15 following the calendar year in which the Excess Deferral was contributed to the Plan. A Participant may request a distribution of his Excess Deferrals by making a claim to the Committee in accordance with the rules and procedures adopted by the Committee. Any claim under this Section shall be:

                (a) In writing;

                (b) Submitted to the Committee no later than March 1 following the close of the calendar year in which the Excess Deferral was made;

                (c) Accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k) or 403(b), exceeds the limit imposed on the Participant by Code Section 402(g) for the calendar year in which the Excess Deferral was made.

        5.6 DISTRIBUTIONS OF EXCESS CONTRIBUTIONS. In the event that the Plan fails to satisfy the Average Deferral Percentage Tests of Section 5.3 as of the last day of the Plan Year and the Company does not make a Fail-Safe Contribution under Section 5.9, remedial action shall be taken under this Section.

        If the Company elects not to make a Fail-Safe Contribution, the Company shall distribute all Excess Contributions, together with earnings under Section 5.11, in accordance with this Section.

               (a) In the event that the Company is required to distribute Excess Contributions, the Company shall first calculate the dollar amount of Excess Contributions for each affected Highly Compensated Employee participating in the Plan in the manner described in Code Section 401(k)(8)(B). The Company shall then determine the total of the dollar amounts calculated in the previous sentence. The Company shall then reduce the amount of Deferrals made on behalf of Highly Compensated Employees starting with the highest dollar amount of Deferrals until the first of the following occurs:

                        (i) The Plan satisfies the limitations set forth in
        Section 5.3; or

                        (ii) The Deferrals for such Highly Compensated Employee is reduced to a dollar amount that equals the Deferrals of the Highly Compensated Employee with the next highest dollar amount of Deferrals. The Company shall then repeat the application of this Section until the Plan satisfies the limitation set forth in Section 5.3.

               (b) For each Highly Compensated Employee, "Excess Contributions" means the difference between:

                      (i) The Deferrals allocated to the Highly Compensated Employee for the Plan Year (determined prior to the application of Sections 5.6(a)(i) and (ii) above); and

                      (ii) The amount determined by multiplying the Highly Compensated Employee's Deferral Percentage (after the application of Sections 5.6(a) and (b)) by his Compensation.

               (c) Notwithstanding the foregoing, in no event shall the Excess Contributions exceed the Deferrals made on behalf of a Highly Compensated Employee for a Plan Year.

               (d) The Committee shall undertake action to insure that the distribution of Excess Deferrals will be made within 2-1/2 months after the end of the Plan Year for which the contributions were made, but in no event later than the last day of the Plan Year following the Plan Year in which the Excess Contributions were made.

               (e) The amount of the distributions of Excess Contributions of Family Members shall be determined in accordance with the regulations under Code
Section 401(k).

        5.7 SPECIAL RULES APPLICABLE TO MATCHING CONTRIBUTIONS.

                (a) Any Matching Contributions made under this Plan shall satisfy one or both of the numerical tests set forth in Section 5.3, by substituting "Average Contribution Percentage" for "Average Deferral Percentage" each place it appears. In applying those tests, the Plan shall comply with the rules of Treasury Regulation Section 1.401(m)-2, which precludes multiple use of the alternative limitation contained in Section 5.3(c) above. Pursuant to regulations under Code Section 401(m), a Participant's Deferrals and Fail-Safe Contributions on his behalf may be taken into account for purposes of this Section.

               (b) In the event that the Company maintains two or more plans that must be treated as a single plan for purposes of Code Sections 401(a)(4) and 410, all such plans shall be treated as a single plan for purposes of this Section, and all of the Matching Contributions shall be aggregated if a Highly Compensated Employee participates in more than one plan that provides for Matching Contributions.

               (c) In the event that the Plan fails to satisfy the tests of this
Section 5.7, the Company shall distribute all Excess Aggregate Contributions, together with earnings thereon under Section 5.11 in accordance with this Section. If the Company is required to distribute Excess Aggregate Contributions, the Company shall rank the Highly Compensated Employees participating in the Plan by the largest dollar amount of Matching Contributions in descending order. The Company shall then reduce the amount of Matching Contributions made on behalf of Highly Compensated Employees starting with the highest dollar amount of Matching Contributions until the first of the following occurs:

                        (i)   The Plan satisfies the limitations set forth in
        Section 5.7(a); or

                        (ii) The Contribution Percentage for such Highly Compensated Employee is reduced to a percentage that equals the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. The Company shall then repeat the application of this Section until the Plan satisfies the limitation set forth in Section 5.7(a).

                        (iii) For each Highly Compensated Employee, "Excess Aggregate Contributions" means the difference between:

                                (A) The Matching Contributions allocated to the
                        Highly Compensated Employee for the Plan Year (determined prior to the application of Subsections 5.7(c)(i) and (ii) above); and

                                (B) The amount determined by multiplying the
                        Highly Compensated Employee's Contribution Percentage (after the application of Subsections 5.7(c)(i) and (ii)) by his Compensation.

               (d) Notwithstanding the foregoing, in no event shall the Excess Aggregate Contributions exceed the Matching Contributions made on behalf of a Highly Compensated Employee for a Plan Year.

               (e) The amount of the Excess Aggregate Contributions shall be determined after first determining the amount of Excess Deferrals under Section
5.5 and then determining the amount of Excess Contributions under Section 5.6. Should any Highly Compensated Employee have Excess Deferrals or Excess Contributions in any Plan Year and have Matching Contributions allocated to the Highly Compensated Employee's Accounts based upon such amounts, any such Matching Contributions shall be deemed to be Excess Aggregate Contributions for that Plan Year.

               (f) Excess Aggregate Contributions shall be taken into account in applying the limitations of Article XIV and the maximum deduction the Company may take for contributions to the Plan, even though those amounts are distributed from the Plan.

               (g) The Company shall maintain records sufficient to demonstrate satisfaction of the requirements of this Section 5.7.

        5.8 TERMINATION, CHANGE, OR RESUMPTION OF DEFERRALS. The Committee shall prescribe such rules as it deems necessary or appropriate relating to procedures for the termination, resumption, or change in the rate of a Participant's Deferrals to the Plan. These rules may require prior written notice to the Committee from the Participant before any such action may be taken with respect to a Participant's Deferrals, and may impose a minimum period of suspension in the case of a Participant who terminates his Deferrals.

        5.9 FAIL-SAFE CONTRIBUTIONS. In addition to those amounts which may be contributed to the Trust Fund by the Company under Sections 4.2 and 5.1, the Company may, in the sole discretion of the Board of Directors, contribute such additional amounts to the Deferral Accounts of various Participants as it deems necessary or appropriate for any Plan Year to insure satisfaction of either the Average Deferral Percentage test set forth in Section 5.3 or the Average Contribution Percentage tests set forth in Section 5.7. Fail-Safe Contributions shall be treated as a Deferral for all purposes under the Plan except that such contributions shall not be eligible for a Matching Contribution allocation under
Section 6.2(c).

        5.10 PAYMENT OF DEFERRALS. Deferrals shall be collected by the Company only through payroll deductions. The Company shall remit the Deferrals to the Trustee as soon as practicable in accordance with the law.

        5.11 EARNINGS ADJUSTMENT. The distribution of an Excess Deferral under
Section 5.5, an Excess Contribution under Section 5.6 or an Excess Aggregate Contribution under Section 5.7 shall be adjusted for income or loss. The income or loss attributable to such amounts shall include a pro rata share of income or loss in the Plan Year in which the Excess Deferral, Excess Contribution or Excess Aggregate Contribution was made (the "Contribution Year Income") and a pro rata share of income or loss for the period between the end of the Plan Year in which the Excess Deferral, Excess Contribution or Excess Aggregate Contribution was made and the date of distribution under Section 5.5, 5.6 or 5.7 (the "Distribution Year Income").

                (a) The Contribution Year Income shall be determined by multiplying the income or loss for the Plan Year allocable to the Participant's Deferrals or Matching Contributions by a fraction, the numerator of which is the Excess Deferral, Excess Contribution or Excess Aggregate Contribution and the denominator of which is the total balance of the Participant's Account attributable to Deferrals or Matching Contributions.

                (b) The Distribution Year Income shall be determined by multiplying 10% of the Contribution Year Income by the number of calendar months that elapsed since the end of the Plan Year in which the Excess Deferral, Excess Contribution or Excess Aggregate Contribution was made. For purposes of determining the number of calendar months that have elapsed since the end of the Plan Year in which the Excess Deferral, Excess Contribution or Excess Aggregate Contribution was made, a distribution occurring on the first fifteen days of a calendar month shall be deemed made on the last day of the preceding month. A distribution occurring after the fifteenth day of a calendar month shall be deemed made on the first day of the next succeeding calendar month.

        5.12 SPECIAL RULES.

               (a) Any distribution made under Section 5.5, 5.6 or 5.7 may be made without any notice or consent otherwise required by Article VIII. Any distribution under Sections 5.5, 5.6 or 5.7, however, will not be taken into account for purposes of the minimum distribution rules of Section 8.3.

               (b) A Deferral shall be taken into account under Section 5.3 for a Plan Year only if the Deferral relates to Compensation that, but for the election to make the Deferral, either would have been received by the Participant for the Plan Year or is attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within 2 1/2 months after the close of the Plan Year.

               (c) All elective deferrals made under two or more plans that are aggregated for purposes of Code Sections 401(a)(4) or 410(b) (other than Code
Section 410(b)(2)(A)(ii)) shall be treated as though made under a single plan. All plans that are permissibly aggregated under Code Section 401(k) must also satisfy the requirements of Code Sections 401(a)(4) and 410(b) as though they were a single plan.

                (d) For purposes of Section 5.3, the Deferral Percentage for Family Members is the greater of:

                      (i) The Deferral Percentage determined by combining the amount of Deferrals and Compensation of all Family Members who are Highly Compensated Employees without regard to aggregation of all Family Members; or

                      (ii) The Deferral Percentage determined by combining the Deferrals and Compensation of all Family Members.

        Except as provided in this Section, the Deferrals and Compensation of all Family Members are disregarded in determining the Average Deferral Percentage for Highly Compensated Employees and all other Covered Employees.

               (e) For purposes of Section 5.6, if the Deferral Percentage for a Highly Compensated Employee is determined under Subparagraph (d)(ii) above, Excess Contributions shall be determined for all Family Members in accordance with the leveling method described in Section 1.401(k)-1(f)(2) of the Treasury Regulations and the Excess Contributions so determined shall be allocated among the Family Members in proportion to the Deferrals of each Family Member that has been combined.

                (f) For purposes of Section 5.6, if the Deferral Percentage for a Highly Compensated Employee is determined under sub-paragraph (d)(i) above, Excess Contributions shall be determined in accordance with the leveling method described in Section 1.401(k)-1(f)(2) of the Treasury Regulations, but not below the Deferral Percentages of eligible Family Members who are not Highly Compensated Employees. Excess Contributions shall be determined under Section
5.6 without regard to family aggregation. If further reduction is necessary, Excess Contributions shall be determined using the Deferrals of all eligible Family Members and shall be allocated among Family Members in proportion to their Deferrals.

        5.13 OTHER BENEFITS. With the exception of Matching Contributions, no other Company provided benefit, including, but not limited to, benefits under a defined benefit plan, non-elective Company contributions to a defined contribution plan, the availability, cost or amount of health benefits, vacations or vacation pay, life insurance, dental plans, legal service plans, loans (including plan loans), financial planning services, subsidized retirement benefits, stock options, property subject to Code Section 83 and dependent care assistance shall be directly or indirectly conditioned upon any Employee's election to make Deferrals under the Plan.

        5.14 ROLLOVER CONTRIBUTIONS. Any Employee who is eligible to become a Participant may make a Rollover to the Plan under this Section. A Rollover will not be permitted, however, unless it satisfies the applicable requirements of
Section 402(a)(5) of the Code or Section 11.2 of the Plan. A Rollover permitted under this Section shall not be considered a Deferral for purposes of the rules of Articles V, VIII, or XIV.

               (a) Commencing January 1, 2002, if the Committee, in its sole and absolute discretion, provides, the Plan will accept direct Participant rollovers from any, or all of (i) qualified retirement plans described in Code Sections 401(a) or 403(a), including or excluding after-tax employee contributions; (ii) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions; or (iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state.

               (b) Commencing January 1, 2002, if the Committee, in its sole and absolute discretion, provides, the Plan will accept direct Participant rollovers from an individual retirement account or annuity described in Code Sections 408(a) or 408(b).

        5.15 RELATED COMPANIES. It is intended that the Plan be administered as a multiple employer plan as defined in Code Section 413(c). The Committee shall provide for the application of this Article to Related Companies in accordance with the rules of Code Section 413(c) and the regulations promulgated thereunder. A Related Company may elect to apply the rules of this Article to its Participants independent from the Company and the Affiliated Companies. In the event such an election is made, the Committee shall provide any and all rules and procedures reasonably required to accomplish the separate testing for the electing Related Company or Related Companies. The Related Company or Related Companies shall use its best efforts to provide any and all information or documents reasonably required by the Company to report the independent application of this Article to that Related Company or Related Companies.

                                   ARTICLE VI

                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

        6.1 PARTICIPANTS' COMPANY CONTRIBUTIONS ACCOUNT. The Committee shall open and maintain a separate Company Contributions Account, a Matching Contributions Account, a Rollover Account (if applicable) and a Deferrals Account for each Participant.

        6.2 ALLOCATION OF COMPANY CONTRIBUTIONS. The Company Contribution for each Plan Year shall be allocated to the Accounts of each Participant according to the following rules:

                (a) A Participant's Deferrals shall be allocated to his Deferrals Account.

                (b) Fail-Safe Contributions shall be made only on behalf of those Participants who do not qualify as Highly Compensated Employees. Unless the Board of Directors for the Company determines that the Fail-Safe Contributions be allocated in a different manner, Fail-Safe Contributions shall be allocated to the Deferrals Account of those Participants who are not Highly Compensated Employees, have completed a Year of Service during the Plan Year and are employed by the Company on the last day of the Plan Year in the proportion of the Participant's Deferrals during the Plan Year compared to the aggregate Deferrals of all Participants receiving an allocation under this Section.

                (c) Unless the Board of Directors determines that the Matching Contribution be allocated in a different manner, Matching Contributions shall be allocated among those Participants who made Deferrals during the Plan Year to the Matching Contributions Account of the Participant in accordance with Section 4.3.

                (d) In the event that the Company, in its sole and absolute discretion, elects to make "True-Up" Matching Contributions to the Plan for a Plan Year, a Participant must be employed on the last day of the Plan Year in order to be eligible to receive his share of the True-Up Matching Contribution. As used herein, "True-Up" Matching Contributions means those Company Contributions, if any, made by the Company, in its sole and absolute discretion, which are intended to correct an unequal allocation of the Company Matching Contribution for a Plan Year based upon the Company's payroll or software systems.

                (e) The Company Contribution for each Plan Year shall be allocated among those Participants that have completed 1,000 Hours of Service and are employed on the last day of the Plan Year in the proportion that each such Participant's Compensation during that Plan Year bears to the aggregate Compensation of all Participants during that Plan Year.

                (f) For purposes of making the allocations of Company contributions under this Article, any Company contributions made with respect to a particular Plan Year that are made after the end of the year but on or before the Company's federal income tax return due date (including extensions) shall be considered as having been made on the last day of the Plan Year.

                (g) Allocations made pursuant to this Section shall not be made until after the allocations required by Sections 6.3, 6.5, and 14.5 have been made.

        6.3 REVALUATION OF PARTICIPANTS' ACCOUNTS ON EACH VALUATION DATE. Within sixty days after each Valuation Date, the Trustee shall value the assets of the Trust on the basis of fair market values. Upon receipt of the valuations from the Trustee, the Committee shall revalue the Accounts of each Participant as of the applicable Valuation Date so as to reflect a proportionate share in any increase or decrease in the fair market value of the assets in the Trust Fund, determined by the Trustee as of that date as compared with the value of the assets in the Trust Fund determined as of the immediately preceding Valuation Date.

        The increase or decrease shall be allocated to each Account in the proportion that the cumulative amount previously allocated to the Account, bears to the total of the amounts previously allocated to all Accounts, adjusted for any contributions to or distributions from the Account since the immediately preceding Valuation Date.

        Notwithstanding the above, the following rules shall apply in the event the Accounts of Participants are invested on a segregated basis, the investment gain or loss attributable to the segregated investments shall be allocated to the corresponding Accounts. In addition, any expenses incurred solely by reason of a segregated Account shall be borne by that Account.

        6.4 FORFEITURES. Any amount of a Participant's Matching Contributions Account or Company Contributions Account that is forfeited shall be used first, to restore the Accounts of former Participants under Section 8.8, and second, any remaining amounts will be allocated first to pay administrative expenses of the Plan as defined in Section 10.10 if not paid by the Company, then to the Matching Contributions Accounts of other Participants in accordance with the rules of Section 6.2(c) or (d) and then either carried forward and applied in future Plan Years under this Section or to the Company Contributions Account in accordance with the rules of Section 6.2(e) as determined by the Committee in its sole discretion.

        6.5 MISCELLANEOUS ALLOCATION RULES. Upon a Participant's Severance, pending distribution of the Participant's Vested Interest, the Participant's Accounts shall continue to be maintained and accounted for in accordance with all applicable provisions of this Plan. The Committee may establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Article VI. The Company, the Committee, and the Trustee do not in any manner or to any extent whatsoever warrant, guarantee or represent that the value of a Participant's Accounts shall at any time equal or exceed the amount previously contributed thereto.

                                   ARTICLE VII
                                     VESTING

        7.1 GENERAL RULE. The Vested Interest of each Participant in his Matching Contributions Account and Company Contributions Account shall be determined on the basis of his Years of Service, in accordance with the following schedule:


                      YEARS OF SERVICE                 VESTED PERCENTAGE
                      ----------------                 -----------------
                      Less than one year                      0%
                      One year                               34%
                      Two years                              67%
                      Three years or more                   100%


        7.2 SPECIAL VESTING RULES. Notwithstanding the rules of Section 7.1, the determination of a Participant's Vested Interest in his Matching Contributions Account and Company Contributions Account shall be subject to the following rules:

               (a) During a Participant's period of employment with the Company, in the event of his death, Disability, or attainment of Normal Retirement Age, he shall become 100% vested in his Matching Contributions Account and Company Contributions Account.

               (b) In the case of any Participant who does not have any Vested Interest and who incurs five consecutive Breaks in Service, his Years of Service, if any, after the Breaks in Service shall not be taken into account for purposes of determining his Vested Interest in his Matching

Contributions Account and Company Contributions Account that accrued before the Breaks in Service.

               (c) No amendment shall be made to the vesting schedule under
Section 7.1 if the non-forfeitable percentage of a Participant's Account (determined as of the later of the date such amendment is adopted or the date the amendment becomes effective) is less than such non-forfeitable percentage computed without regard to such amendment.

               (d) If a Plan amendment changes the vesting schedule under
Section 7.1 or indirectly affects the computation of the non-forfeitable portion of a Participant's Account, each Participant who has completed at least three Years of Service may elect within a reasonable period of time after the adoption of such amendment to have his nonforfeitable percentage computed without regard to such amendment or change.

        7.3 PARTICIPANT'S VESTED INTEREST IN OTHER ACCOUNTS. A Participant shall always be 100% vested in his Deferrals Account and in his Rollover Contributions Account.

                                  ARTICLE VIII
                               PAYMENT OF BENEFITS

        8.1 COMMENCEMENT OF BENEFITS. Subject to the following rules of this Article, a Participant's benefit shall not be distributed prior to his Severance. Any distribution under this Article shall be made as soon as practical following the receipt of the valuation of the assets of the Plan as of the last day of the Plan Year coinciding with or next following his Severance. All distributions shall be in a single lump sum payment of cash or assets, as determined by the Committee.

        8.2 LATEST PAYMENT DATE. Except as provided below, payment of the Participant's entire Vested Interest under the Plan shall begin in no event later than his "Latest Payment Date," which is the sixtieth day after the close of the Plan Year in which the latest of the following events occurs:

              (a)    The Participant's Normal Retirement Age;

              (b) The tenth anniversary of the date on which he commenced participation in the Plan; or

              (c) The termination of his employment with the Company or an Affiliated Company.

        If it is not possible to make payment to a Participant by his Latest Payment Date because the amount of his benefit cannot be ascertained by that date, or because the Committee has been unable to locate the Participant after making reasonable efforts to do so, the payment shall be made no later than sixty days after the earliest date on which the amount of the payment can be ascertained or the date on which the Participant is located (whichever is applicable).

        8.3 REQUIRED BEGINNING DATE. The interest of each Participant shall be distributed to the Participant not later than his Required Beginning Date. "Required Beginning Date" means April 1 of the calendar year following the later of: (a) the calendar year in which the Participant attains age 70-1/2 and (b) the calendar year in which the Participant retires. In the case of a Five Percent Owner,

"Required Beginning Date" means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

        8.4 ELECTION TO DEFER DISTRIBUTION. A Participant may elect to defer the commencement of his retirement benefits to a date later than his Latest Payment Date as determined under Section 8.2, but the Participant may not defer the commencement of his retirement benefits beyond his Required Beginning Date specified in Section 8.3. Any such election shall be made by submitting to the Trustee a written statement, signed by the Participant, which sets forth the date on which the Participant wants the payment of his retirement benefits to occur.

        8.5 CONSENT TO RECEIVE EARLY DISTRIBUTION.

                (a) A distribution shall not immediately occur prior to the Participant's Normal Retirement Age where the present value of the Participant's Vested Interest exceeds $3,500 unless he and his Spouse (if applicable) elect to receive the distribution (in a manner consistent with the regulations under Section 417 of the Code) within ninety days prior to the distribution, in a manner consistent with the regulations under Code Section 417. Commencing January 1, 2002, for purposes of the determining if a Participant's Account exceeds $5,000 under this Section, Rollover Accounts, including both Rollover Contributions under Section 5.14 and the earnings thereon, shall not be considered.

                (b) Failure to consent to such a distribution shall be deemed an election to defer the distribution until the earlier of the Participant's death or the Participant's Normal Retirement Age.

                (c) This consent requirement shall not apply in the case of the termination of the Plan, provided neither the Company nor any Affiliated Companies maintain any other defined contribution plan, other than an employee stock ownership plan. If the Participant does not consent to an immediate distribution, his benefit shall be transferred to the other defined contribution plan. The consent requirement of this Section shall not apply in the case of the death of the Participant.

                (d) Effective January 1, 1998, this Section is amended to change "$3,500" to "$5,000" in paragraph (a) above. In addition, effective January 1, 2002, amounts held in a Participant's Rollover Account shall not be considered in applying the $5,000 amount under paragraph (a) above.

        8.6 DISTRIBUTIONS UPON DEATH.

                (a) In the event of the death of a Participant, his benefit shall be paid to a Beneficiary other than his surviving Spouse only if:

                        (i) The Spouse of the Participant consents in writing to the designation of Beneficiary;

                        (ii) The election designates a Beneficiary (or a form of benefits) which may not be changed without spousal consent (or the spousal consent expressly permits designations without any requirement of further consent by the Spouse); and

                        (iii) The Spouse's consent acknowledges the effect of the designation and is witnessed by a Plan Representative or a notary public; or

                        (iv) It is established to the satisfaction of a Plan Representative that the consent required by Subparagraph (i) above may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be set forth in regulations under Code Section 417(a)(2).

        "Plan Representative" shall mean the person or persons designated by the Committee to perform the duties specified herein.

                (b) Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) under Paragraph (a) above will be effective only with respect to that Spouse.

                (c) If a Participant dies before distribution of his benefit has begun, his entire benefit shall be distributed within five years of his death.

                (d) If distribution to a Participant has begun and the Participant dies before his entire Account has been distributed, the remaining portion of such benefit shall be distributed to the Beneficiary at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

                (e) Any distribution required by the rules applicable to incidental death benefits shall be treated as a distribution required by this Section. All distributions required under this Section shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

        8.7 DESIGNATION OF BENEFICIARY. In the case where a deceased Participant failed to designate a Beneficiary, the Committee is unable to locate a designated Beneficiary, the Beneficiary predeceased the Participant or the designation of the Beneficiary by the Participant is legally ineffective, any distribution on behalf of a Participant shall be paid to the person or persons included in the highest priority category among the following:

                (a)     The Participant's surviving Spouse;

                (b) The Participant's surviving children, including adopted children;

                (c)     The Participant's surviving parents;

                (d) The Participant's brothers and sisters (whether whole or half-blood); or

                (e)     The Participant's estate.

        8.8 DISTRIBUTIONS TO PARTIALLY VESTED PARTICIPANTS. If a Participant incurs a Severance prior to becoming fully vested, his interest in the Plan shall be determined and disposed of as follows:

                (a) In the event that a distribution of Company Contributions is made to a Participant at a time when he is not fully vested in such amounts, the nonvested portion of the Participant's Account shall be forfeited as of the date of the distribution.

                (b) A Participant who received a distribution described in Paragraph (a) above may recontribute the amount of the distribution he received as of that date. The repayment must be made (if at all), however, not later than the date specified below:

                        (i) In the case of a distribution upon Severance, the earlier of the fifth anniversary of the Employee's Reemployment Commencement Date, or the date on which the Participant incurs five consecutive Breaks in Service; or

                        (ii) In any other case, the fifth anniversary of the date of the withdrawal.

                (c) If the Participant repays the amount of the distribution within the prescribed time period, the amount of his Account balance shall be completely restored. Neither the amount recontributed nor the Account balance (previously forfeited) shall be adjusted for gains, losses, or interest in the interim period.

                (d) If the Participant does not repay the amount of the distribution and he incurs a second Severance prior to becoming fully vested, the amount to be distributed to him shall be equal to the sum of the amount in his Account as of the date of the second distribution and the amount previously distributed to him multiplied by his vested percentage, minus the amount previously distributed to him.

                (e) If the Participant has no vested interest in the Plan upon the occurrence of a Severance, the entire balance of his Account shall be forfeited upon such Severance.

                (f) Forfeitures under this Section shall be used as provided in Section 6.4.

        8.9 DISTRIBUTIONS OF DEFERRALS.

                (a) Notwithstanding anything in this Plan to the contrary, the amount of a Participant's Deferrals may not be distributed prior to the occurrence of the earliest of any of the events described below:

                        (i)     Separation from service, death, or disability;

                        (ii) Termination of the Plan without establishment of a successor plan;

                        (iii) Sale of substantially all of the assets used by the Company in a trade or business (applicable only to the transferred Employees); or

                        (iv) Sale of the Company's interest in a subsidiary corporation (applicable only to the transferred Employees).

                (b) The Committee may prescribe rules and procedures which permit a Participant to make withdrawals of his Deferrals prior to termination of employment if the Participant has attained age 59-1/2.

                (c) A Participant shall not be entitled to make withdrawals of his Deferrals, other than as provided in this Section. The Committee shall prescribe such rules as it deems necessary regarding the timing of payments under this Section.

        8.10 VALUATION OF ACCOUNTS. All distributions to Participants or their Beneficiaries shall be based on the amount of the Participant's Accounts as of the Valuation Date immediately preceding the date on which the Participant's Vested Interest is distributed.

        8.11 Payees under Legal Disability. If any payee under the Plan is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Committee may have the payment, or any part of it, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee.

        8.12 NOTICE REGARDING TAX TREATMENT OF DISTRIBUTIONS. The Plan Administrator shall provide a written explanation regarding the Code provisions relating to the tax treatment of distributions to each distributee receiving a distribution any portion of which may be rolled over tax-free to another tax-qualified retirement plan or to an individual retirement account.

        8.13 INSERVICE DISTRIBUTIONS. No hardship distributions are permitted under the Plan. Notwithstanding the above, Participants in the Chicago Title & Trust Plan on December 31, 2000 may withdraw Company Contributions, excluding those designated as "+Plus," once in any Computation Period if the Participant has been a Participant for five Plan Years. Any such withdrawal shall be in increments of at least $500. There are no limits or restrictions on the Participant's after-tax and rollover balance.

        8.14 DIRECT ROLLOVERS. Any Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

        As used in this Section, the following definitions will apply:

                (a) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the Account of the Distributee, except that an Eligible Rollover Distribution does not include:

                        (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary or for a specified period of ten years or more;

                        (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9);

                        (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

                        (iv)    hardship distributions as defined in Code
        Section 401(k)(2)(B)(i)(IV), which are attributable to the Participant's elective contributions under Treasury Regulations Section
        1.401(k)-1(d)(2)(ii).

                (b) "Eligible Retirement Plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 403(b) or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. In the case of an Eligible Rollover Distribution of a surviving spouse, an Eligible Retirement Plan means an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 403(b).

                (c) "Distributee" means an Employee, former Employee or the surviving spouse of an Employee or former Employee or a former spouse of an Employee or former Employee who is the Alternate Payee of a Qualified Domestic Relations Order.

                (d) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

        8.15 DISTRIBUTIONS OF ROLLOVERS. Notwithstanding the above, a Participant may withdraw his Rollover Contributions under Section 5.14 at any time, by request to the Committee in the manner the Committee determines.

        8.16 PROTECTED BENEFITS. In the event that the Plan receives a Rollover under Section 5.14 and that Rollover contains an accrued benefit described in Treasury Regulations Section 1.411(d)-4, including, but not limited to any optional form of benefit provided by the transferee plan that may not (except in accordance with those regulations) be reduced, eliminated or made subject to the Company's discretion ("Protected Benefit"), the Committee shall administer that Rollover Contribution in accordance with this Section. Such Rollover shall be allocated to the Participant's Rollover Account and shall be segregated from all other Accounts of the Participant. The Committee and the Trustee shall preserve the Protected Benefit for the segregated Rollover Account in accordance with applicable Treasury Regulations.

                                   ARTICLE IX
                              TOP-HEAVY PLAN RULES

        9.1 APPLICABILITY. Notwithstanding any provision in this Plan to the contrary, the provisions of this Article shall apply in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan.

        9.2 SPECIAL VALUATION RULES.

                (a) For purposes of determining the present value of the cumulative accrued benefit of any Employee, or the amount of the account balance of any Employee, such present value or amount shall be increased by the aggregate distributions made with respect to the Employee under the plan during the five year period ending on the Determination Date. The preceding rule shall also apply to distributions under a terminated plan that, if it had not been terminated, would have been required to be included in the Aggregation Group that includes the Plan.

                (b) Any rollover contribution or similar transfer initiated by the Employee and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether the plan is a Top-Heavy Plan (or whether any Aggregation Group which includes the plan is a Top-Heavy Group).

                (c) If any individual is a Non-Key Employee with respect to any plan for any plan year, but the individual was a Key Employee with respect to the plan for any prior plan year, or has not performed any services for the Company or an Affiliated Company at any time during the five year period ending on the Determination Date, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of determining whether or not the plan is a Top-Heavy Plan.

        9.3 MINIMUM CONTRIBUTIONS. For each Plan Year in which the Plan is Top-Heavy, the minimum contributions for that year shall be determined in accordance with the rules of this Section.

                (a) Except as provided below, the minimum contribution for each Participant who is a Non-Key Employee who is employed on the last day of the Plan Year shall be not less than three percent of his Compensation, regardless of the number of Hours of Service he completes that Plan Year or his level of Compensation.

                (b) The minimum required contribution under Paragraph (a) above shall be reduced by the Company contributions and forfeitures allocated to the Participant, in any other defined contribution plan included in the Aggregation Group that includes the Plan.

                (c) Subject to the following rules of this Paragraph (c), the percentage set forth in Paragraph (a) above shall not be required to exceed the percentage at which contributions (including any Deferrals) are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year.

                        (i) For purposes of this Paragraph, all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan.

                        (ii) The rules of this Paragraph shall not apply to any plan required to be included in an Aggregation Group if the plan enables a defined benefit plan to meet the requirements of Code Sections 401(a)(4) or 410.

                (d) The requirements of this Section must be satisfied without taking into account contributions under chapters 2 or 21 of the Code, title II of the Social Security Act, or any other Federal or State law.

                (e) In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the Company, both of which are determined to be Top-Heavy, the minimum benefit shall be provided under this Plan, which shall be a contribution of at least five percent of Compensation.

        9.4 MAXIMUM ANNUAL ADDITION.

                (a) For Plan Years prior to December 31, 1999, and except as set forth below, in the case of any Top-Heavy Plan, the rules of Sections 14.4(b)(ii) and 14.4(c)(ii) shall be applied by substituting "1.0" for "1.25".

                (b) The rule set forth in Paragraph (a) above shall not apply if the requirements of both Subparagraphs (i) and (ii) are satisfied.

                        (i) The requirements of this Subparagraph (i) are satisfied if the Plan would not be a Top-Heavy Plan if "90%" were substituted for "60%" each place it appears in Section 2.52.

                        (ii) The requirements of this Subparagraph (ii) are satisfied if the required minimum contribution under Section 9.3(a) above would be satisfied if it were applied by substituting "four percent" for "three percent" each place it appears therein. Notwithstanding the provisions of the preceding sentence, in the case of an Employee covered by both this Plan and a Top-Heavy defined benefit plan maintained by the Company or an Affiliated Company, the minimum contribution/benefit shall be provided solely under this Plan, which shall be applied by substituting "7-1/2%" for "three percent" each place it appears in Section 9.3(a).

                (c) The rules of Paragraph (a) shall not apply with respect to any Employee for any Plan Year as long as there are no:

                        (i) Annual Additions allocated to the Employee under a defined contribution plan maintained by the Company or an Affiliated Company, or

                        (ii) Accruals by the Employee under a defined benefit plan maintained by the Company or an Affiliated Company.

        9.5 NON-ELIGIBLE EMPLOYEES. The rules of Sections 9.3 and 9.4 shall not apply to any Employee included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining between the Employee representatives and the Company or whose employment was terminated before the Plan became Top-Heavy.

                                    ARTICLE X
                    OPERATION AND ADMINISTRATION OF THE PLAN

        10.1 NAMED FIDUCIARIES. The provisions of this Section shall determine the various parties who are "Named Fiduciaries" (within the meaning of Section 402(a) of ERISA) of the Plan and their respective responsibilities. The Board of Directors shall be the Named Fiduciary with respect to appointing or removing the Trustee, an Investment Manager, and the members of the Committee.

        The Trustee shall be the Named Fiduciary with respect to the management and investment of the assets of the Plan, except to the extent that the Trustee is subject to the directions of an Investment Manager, the Committee, or Participants.

        The Committee shall be the Named Fiduciary with respect to all of the administrative matters relating to the Plan, except to the extent the management and investment of the assets of the Plan is the responsibility of the Trustee, an Investment Manager, or the Participants. The Committee shall also serve as the Plan Administrator.

        10.2   COMPOSITION OF COMMITTEE.

                (a) The members of the Committee (who need not be Participants or even Employees) shall be appointed by the Board of Directors of the Company and shall hold office until termination of such status in accordance with the provisions of this Article.

                (b) Any member of the Committee may resign at any time by giving written notice to the other members and to the Board of Directors of the Company, effective as therein stated. The Board of Directors of the Company may remove any member of the Committee at any time. In the case of a Committee member who is also an Employee of the Company, his status as a Committee member shall terminate as of the effective date of his Severance, except as otherwise provided by resolutions of the Board of Directors.

                (c) Upon the death, resignation, or removal of any Committee member, the Board of Directors may appoint a successor. The Company in writing shall give notice of appointment of a successor member to the Trustee and to the other members of the Committee.

        10.3 COMMITTEE POWERS. The Committee shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and authority:

                (a) To allocate fiduciary responsibilities among the Named Fiduciaries and to designate one or more other persons, including Investment Managers (within the meaning of Section 3(38) of ERISA), to carry out fiduciary responsibilities, however, no allocation or delegation under this Paragraph shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume the responsibilities or with respect to Trustee Responsibilities (within the meaning of Section 405(c) of ERISA);

                (b) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities;

                (c) To employ such legal, actuarial, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Committee member or any other fiduciary may have under the Plan;

                (d) To establish rules and procedures from time to time for the conduct of the Committee's business and the administration and effectuation of this Plan;

                (e) To administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised under this Plan. The decisions of the Committee shall be binding upon all persons, to the maximum extent permitted under ERISA;

                (f) To determine the manner in which the assets of this Plan, or any part thereof, shall be disbursed;

                (g)     To direct the Trustee how to invest assets of the Plan;
and

                (h) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

        10.4 REPORTING AND DISCLOSURE. The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed pursuant to ERISA or any other applicable law.

        10.5 MULTIPLE FIDUCIARY CAPACITIES. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

        10.6 FUNDING POLICY. At periodic intervals, not less frequently than annually, the Committee shall review the long-run and short-run financial needs of the Plan and shall determine a funding policy for the Plan consistent with the objectives of the Plan.

        In establishing the funding policy, the Committee shall review and take into account the short term and long term financial objectives and liquidity requirements of the Plan, determined by reference to the age and tenure characteristics of the Participants, the current and projected market conditions and such other considerations as appear pertinent under the circumstances all with a view toward the realization by the Plan of its maximum investment potential consistent with prudent asset management and the need to pay benefits in accordance with the terms of the Plan, taking into account (if applicable) the ability of Participants to direct the investment of the amounts in their Accounts.

        10.7 PROHIBITION AGAINST CERTAIN ACTIONS.

                (a) In administering this Plan, the Committee shall not discriminate in favor of any class of Employees and in particular, it shall not discriminate in favor of Highly Compensated Employees.

                (b) The Committee shall not cause the Plan to engage in any transaction that constitutes a nonexempt prohibited transaction under Code
Section 4975(c) or Section 406(a) of ERISA.

                (c) Any member of the Committee who is also a Participant shall not be qualified to act or vote on any matter relating solely to himself.

        10.8 COMMITTEE PROCEDURE. A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the actions of the Committee.

        The Committee may designate one or more of its members ("Designated Members") as authorized to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee of this action and the name or names of the Designated Members.

        10.9 INDEMNIFICATION.

                (a) To the extent permitted by law, the Company shall indemnify each member of the Board of Directors and of the Committee, and any other Employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan, except in relation to matters as to which he acted fraudulently or in bad faith in the performance of his duties.

                (b) Notwithstanding the above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit.

                (c) Furthermore, the Company shall not indemnify any person for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

                (d) Payment of the indemnity, fees, or other expenses shall be made solely from the assets of the Company, and shall not be paid, directly or indirectly, from the assets of the Plan.

        10.10 COMPENSATION OF COMMITTEE MEMBERS AND PLAN EXPENSES. Members of the Committee shall serve without compensation unless the Board of Directors shall otherwise determine. However, in no event shall any member of the Committee who receives full-time pay from the Company receive compensation from the Plan for his services as a member of the Committee, except for reimbursement of expenses properly and actually incurred.

        The expenses incurred in the establishment and administration of the Plan, including but not limited to the expenses incurred by the members of the Committee in exercising their duties, shall be borne by the Plan, to the extent they are not paid by the Company.

        10.11 BONDING. Members of the Committee and all other Employees having responsibilities under the Plan shall be bonded to the extent required by
Section 412 of ERISA or any other applicable law.

        10.12 DUTY OF CARE. The Fiduciaries (as defined in ERISA) of the Plan, including the Trustee, the Committee, and any Investment Manager, shall act in accordance with the following standards of care and fiduciary responsibility imposed under ERISA (to the extent they are applicable).

                (a) Each Fiduciary shall discharge his duties with respect to the Plan solely in the interest of the Participants and Beneficiaries, and for the exclusive purposes of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan. Each Fiduciary shall discharge his duties with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Subject to the exception for "eligible individual account plans" under Section 404(a)(2) of ERISA, each Fiduciary shall discharge his duties by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

                (b) A Fiduciary shall be liable for a breach of fiduciary responsibility by another Fiduciary if:

                        (i) He participates knowingly in, or knowingly undertakes to conceal an act or omission of the other Fiduciary, knowing the act or omission is a breach;

                        (ii) By his failure to fulfill his fiduciary responsibilities, he has enabled the other fiduciary to commit a breach; or

                        (iii) He has knowledge of a breach by the other Fiduciary, unless he makes reasonable efforts under the circumstances to remedy the breach.

                                   ARTICLE XI
                        MERGER OF COMPANY, MERGER OF PLAN


        11.1 EFFECT OF REORGANIZATION OR TRANSFER OF ASSETS. In the event of a consolidation, merger, sale, liquidation, or other transfer of substantially all of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors.

        The presumption set forth in this Section shall not apply if the successor, by resolution of its board of directors, elects not to so continue this Plan in effect. In such a case, the Plan shall terminate as of the effective date set forth in the board resolution.

        11.2 PLAN MERGER RESTRICTION. This Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

        Provided the requirements set forth in this Section are satisfied, the Committee may direct that the Plan may merge, consolidate with, or transfer its assets or liabilities to another tax-qualified retirement plan.

                                   ARTICLE XII
                                 TERMINATION AND
                         DISCONTINUANCE OF CONTRIBUTIONS

        12.1 PLAN TERMINATION. The Company may terminate the Plan and the Trust Agreement at any time by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such an instrument, and delivered to the Trustee. The rights of all Employees to the balances in their Accounts as of the date of termination of the Plan, shall automatically become fully vested as of that date.

        12.2 DISCONTINUANCE OF CONTRIBUTIONS. On and after the effective date of a discontinuance of Company Contributions, the rights of all Employees to the balances in their Accounts shall automatically become fully vested as of that date.

        12.3 REPLACEMENT PLAN. The provisions of Sections 12.1 and 12.2 shall not apply in the event that the Plan is replaced by a comparable plan.

        12.4 PARTIAL TERMINATION. In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the balances in the Accounts of all Employees affected by such event shall become fully vested as of that date. This Section is intended solely to meet the requirements of Code Section 411 and is not intended to create, nor shall it be construed as creating, any contractual rights whatsoever.

                                  ARTICLE XIII
                            APPLICATION FOR BENEFITS

        13.1 APPLICATION FOR BENEFITS.

                (a) The Committee may require any person claiming benefits under the Plan ("Claimant") to submit an application therefor, together with such other documents and information as the Committee may require.

                (b) Within ninety days following receipt of the application and all necessary documents and information, the Committee's authorized delegate reviewing the claim shall furnish the Claimant with written notice of the decision rendered with respect to the application.

                (c) Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial ninety-day period.

                        (i) The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered.

                        (ii) In no event shall the period of the extension exceed ninety days from the end of the initial ninety-day period.

                (d) In the case of a denial of the Claimant's application, the written notice shall set forth the specific reasons for the denial, references to the Plan provisions upon which the denial is based, a description of any additional information or material necessary for perfection of the application (together with an explanation of why the material or information is necessary) and an explanation of the Plan's claim review procedure.

        13.2 APPEALS.

                (a) In order to appeal the decision rendered with respect to his application for benefits or with respect to the amount of his benefits, the Claimant must follow the appeal procedures set forth in this Section.

                (b)     The appeal must be made, in writing:

                        (i) In the case where the claim is expressly rejected, within sixty-five days after the date of notice of the decision with respect to the application, or

                        (ii) In the case where the claim has neither been approved nor denied within the applicable period provided in Section
        13.1 above, within sixty-five days after the expiration of the period.

                (c) The Claimant may request that his application be given full and fair review by the Committee. The Claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

                (d) The decision of the Committee shall be made promptly, and not later than sixty days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing. In such a case, a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review.

                (e) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner designed to be understood by the Claimant, with specific reference to the pertinent Plan provisions upon which the decision is based.

        13.3 EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan may be brought unless and until the Claimant has exhausted his remedies under this Article.

                                   ARTICLE XIV
                          LIMITATIONS ON CONTRIBUTIONS

        14.1 GENERAL RULE.

                (a) Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions under this Plan to a Participant's Accounts for any Plan Year shall not exceed the lesser of:

                        (i) $30,000 or such greater amount as may be permitted pursuant to Section 415(d)(1) of the Code ("Dollar Limitation"); or

                        (ii) 25% of the Participant's annual Compensation ("Percentage Limitation").

                (b) Because the Limitation Year is also the Plan Year, in the case of a Plan Year of less than twelve months duration, the Dollar Limitation shall be prorated by multiplying it by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve.

                (c) The Dollar Limitation shall be adjusted annually for increases in the cost of living, effective January 1 of the year for which the adjustment is made, which adjustment applies to the Limitation Year ending with or within that calendar year.

                (d) Effective January 1, 1995, notwithstanding anything to the contrary contained in this Plan, the total Annual Additions under this Plan to a Participant's Accounts for any Plan Year shall not exceed the lesser of:

                        (i) $30,000 or such greater amount as may be permitted pursuant to Section 415(d)(1) of the Code ("Dollar Limitation"); or

                        (ii) 25% of the Participant's annual Compensation (as defined in code section 415(c)(3)) ("Percentage Limitation").

        14.2 DEFINITION OF COMPENSATION. The following definition of "Compensation" shall apply for purposes of this Article:

                (a)     A Participant's "Compensation" includes:

                        (i) His wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses);

                        (ii) Amounts described in Code Sections 104(a)(3), 105(a) and 105(h) (relating to medical care), but only to the extent that these amounts are includable in the gross income of the Participant;

                        (iii) Amounts paid or reimbursed by the Company for moving expenses incurred by a Participant, but only to the extent that these amounts are not deductible by the Participant under Code Section 217; and

                        (iv) The amount includable in the gross income of the Participant upon making the election described in Code Section 83(b); and

                        (v) For Limitation Years commencing January 1, 2001, for purposes of applying the limitations of described in Section 14.1, compensation paid or made available during such Limitation Years shall include elective amounts that are not includible in the gross income of the Participant by reason of Section 132(f)(4) of the Code.

                (b)     A Participant's "Compensation" does not include:

                        (i) Contributions made by the Company to a plan of deferred compensation to the extent that, before the application of the limitations of this Article to that plan, the contributions are not includable in his gross income for the taxable year in which they were contributed;

                        (ii) Any distributions from a plan of deferred compensation, regardless of whether the amounts are includable in the gross income of the Participant when distributed. However, any amounts received by the Participant pursuant to an unfunded non-qualified plan shall be considered as Compensation for the year the amounts are includable in gross income;

                        (iii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and

                        (iv) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant).

        14.3 OTHER DEFINED CONTRIBUTION PLANS. If the Company or an Affiliated Company is or was contributing to any other defined contribution plan, then the Participant's Annual Additions in the other plan shall be aggregated with the Participant's Annual Additions under this Plan for purposes of applying the limitations of this Article. This rule shall apply whether or not the plan has been terminated.

        14.4 DEFINED BENEFIT PLANS. If the Company or an Affiliated Company is or was contributing to a defined benefit plan, then in addition to the limitations contained in Section 15.l of this Plan, the "Combined Plan Fraction" shall not exceed 1.0. This rule shall apply whether or not the plan has been terminated.

                (a) "Combined Plan Fraction" means a fraction determined in accordance with the provisions of Code Section 415(e) and the following rules. This fraction shall be the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction. In the event that the Combined Plan Fraction would exceed 1.0:

                        (i) The amount in the numerator of the Defined Contribution Plan Fraction shall be reduced in accordance with the applicable regulations; then, if necessary,

                        (ii) The limit otherwise applicable to the Participant under any or all defined benefit plans shall be accordingly reduced.

                (b) "Defined Contribution Plan Fraction" means a fraction determined in accordance with the provisions of Code Section 415(e) and the following rules with respect to the combined participation by a Participant in all defined contribution plans of the Company and all Affiliated Companies.

                        (i) The numerator of the fraction is the sum of all Annual Additions to the Participant's accounts under all such plans as of the close of the Plan Year.

                        (ii) The denominator of the fraction is the sum of the lesser of the following amounts determined separately with respect to the current Plan Year and each prior year of service:

                                (A) The product of 1.25 multiplied by the Dollar Limitation under Section 14.1(a)(i) in effect for that Plan Year; or

                                (B)     The product of 1.4 multiplied by the
                        Percentage Limitation under Section 14.1(a)(ii) with respect to the Participant for such Plan Year.

                (c) "Defined Benefit Plan Fraction" means a fraction determined in accordance with the provisions of Code Section 415(e) and the following rules with respect to the combined participation by a Participant in all defined benefit plans of the Company and all Affiliated Companies.

                        (i) The numerator of the fraction is the projected annual benefit of the Participant under all the plans (determined as of the close of the Plan Year).

                        (ii) The denominator of this fraction is the lesser of:

                                (A)     The product of 1.25 multiplied by the

                        dollar limitation under Code Section 415(b)(1)(A) for the Plan Year; or

                                (B)     The product of 1.4 multiplied by the
                        percentage of compensation limitation under Code Section 415(b)(1)(B) with respect to the Participant for the Plan Year.

                (d) Effective January 1, 2000, this Section is no longer applicable.

        14.5 ADJUSTMENTS FOR EXCESS ANNUAL ADDITIONS. In the event the Annual Additions to a Participant's Accounts under this Plan would exceed the applicable limitations described in Sections 14.1 through 14.4, the excess amount shall be subject to the following rules.

                (a) If the Participant had made any after-tax voluntary contributions to the Plan or to any other defined contribution plan that is maintained by the Company or an Affiliated Company which would be aggregated with this Plan under Section 14.3 during the Plan Year, these contributions and the earnings thereon shall be returned to the Participant to the extent of any excess Annual Additions.

                (b) If excess Annual Additions remain, amounts that give rise to the excess Annual Additions under this Plan shall be transferred to a Suspense Account.

                (c) Any amounts held in the Suspense Account shall be allocated to the Accounts of Participants as of the next succeeding Valuation Date in accordance with the allocation formula provided in Section 6.2 on a first-in, first-out basis. However, this allocation shall only be made to those Participants who are employed by the Company on that date.

                (d) The Suspense Account shall be exhausted before any Company Contributions or Deferrals shall be allocated to the Accounts of Participants subsequent to the date on which the residue excess described in Paragraph (b) is credited to the Suspense Account.

                (e) The Trustee, at the direction of the Committee, shall segregate any amounts held in the Suspense Account from other assets of the Plan and may place the cash portions thereof in an interest-bearing account in any bank or savings and loan institution, including the Trustee's own banking department (if applicable). Any amounts held in the Suspense Account shall not participate in any allocation of Forfeitures, or net income or loss of other assets of the Trust Fund under Article VI.

                (f) In the event the Plan shall terminate at a time when all amounts in the Suspense Account have not been allocated to the Accounts of the Participants, the amounts in the Suspense Account shall be applied as follows:

                        (i) The amount in the Suspense Account shall first be allocated, as of the Plan termination date, to Participants on the same basis as specified in Paragraph (c) above, with the allocation to be made to the maximum extent permissible under the Annual Additions limitations of this Article; and

                        (ii) If after those allocations have been made, any further amounts remain in the Suspense Account, the residue shall revert to the Company in accordance with the applicable provisions of the Code.

                                   ARTICLE XV
                            RESTRICTION ON ALIENATION

        15.1 GENERAL RESTRICTIONS AGAINST ALIENATION. Benefits under the Plan may not be assigned or alienated. The preceding sentence shall not apply with respect to a "Qualified Domestic Relations Order" described below.

        15.2 DEFINITION. A "Qualified Domestic Relations Order" is a judgment, decree, or order (including approval of a property settlement agreement) that:

                (a) Creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant;

                (b) Relates to the provision of child support, alimony payments, or marital property rights to a Spouse, child, or other dependent of a Participant;

                (c) Is made pursuant to a State domestic relations law (including a community property law); and

                (d)     Clearly specifies:

                        (i) The name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order (if the Plan Administrator does not have reason to know that address independently of the order);

                        (ii) The amount or percentage of the Participant's benefits to be paid to each Alternate Payee, or the manner in which the amount or percentage is to be determined;

                        (iii) The number of payments or period to which the order applies; and

                        (iv)    Each plan to which the order applies.

        For purposes of this Section, "Alternate Payee" means any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable with respect to the Participant.

        15.3 IMPERMISSIBLE TERMS. A domestic relations order is not a Qualified Domestic Relations Order if it requires the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan, the Plan to provide increased benefits (determined on the basis of actuarial value) or the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a previous Qualified Domestic Relations Order.

        15.4 SPECIAL RULES. A domestic relations order will not be considered to fail to satisfy the requirements of Section 15.3(a) above with respect to any payment made before a Participant has separated from service solely because the order requires that payment of benefits be made to an Alternate Payee:

                (a) In the case of any payment before a Participant has separated from service, on or after the date on which the Participant attains (or would have attained) Earliest Retirement Age. "Earliest Retirement Age" means the earlier of:

                        (i) The date on which the Participant is entitled to a distribution; or

                        (ii) The later of the date the Participant attains age fifty or the earliest date on which the Participant could begin receiving benefits if he separated from service.

                (b) As if the Participant had retired on the date on which the payment is to begin under the order (based on the value of the Participant's Account balances at that time); and

                (c) In any form in which the benefits may be paid under the Plan to the Participant.

                (d) If the participant dies before his Earliest Retirement Age, the Alternate Payee is entitled to benefits only if the Qualified Domestic Relations Order requires survivor benefits to be paid to the Alternate Payee.

        15.5 PROCEDURES. In the case of any domestic relations order received by the Plan the Plan Administrator shall promptly notify the Participant and any Alternate Payee of the receipt of the order and the Plan's procedures for determining the qualified status of domestic relations orders. Within a reasonable period after the receipt of the order, the Plan Administrator shall determine whether or not the order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee of the determination.

        The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under Qualified Domestic Relations Orders. All costs, including reasonable attorneys fees, of the Plan involved in the determination of the qualified status of domestic relations orders shall be borne by the Account of the Participant.

        15.6 SEGREGATION OF FUNDS. During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall separately account for the amounts which would have been payable to the Alternate Payee during the period if the order had been determined to be a Qualified Domestic Relations Order.

                (a) If within the eighteen month period beginning with the date on which the first payment would be required to be made under the domestic relations order, the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons entitled thereto.

                (b) If within the eighteen month period beginning with the date on which the first payment would be required to be made under the domestic relations order it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether the order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons who would have been entitled to the amounts if there had been no order, or restore the amount to the Participant's Account, whichever is applicable.

                (c) Any determination that an order is a Qualified Domestic Relations Order that is made after the close of the eighteen-month period shall be applied prospectively only.

        15.7 AUTHORIZED PARTICIPANT LOANS. Notwithstanding any other provision of this Plan, the Committee may prescribe rules authorizing loans from the Plan to Participants. These rules shall be designed to insure that these loans satisfy the requirements below and of Code Sections 4975(d)(1) and 72(p), and any other provision of law that is, or may become applicable.

                (a) The loans must be available to all Participants on a reasonably equivalent basis and must not be made available to Highly Compensated Employees in amounts greater than the amounts made available for other Employees.

                (b) The loan must bear a reasonable rate of interest, but not to exceed the maximum permitted under any applicable state usury law.

                (c) The loans must be adequately secured. If the loan is secured by the Participant's Vested Interest, the amount of the security must be at least twice the amount of the loan.

                (d) The maximum amount of the loan may not exceed the lesser of:

                        (i) $50,000.00, reduced by the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which the loan is made; or

                        (ii) 1/2 of the value of the Participant's Vested Interest.

                (e) The Trustee shall adopt rules and procedures to provide for the consent of the Spouse of the Participant in a manner consistent with ERISA and the Code.

                (f) With respect to loans in existence on July 31, 2001, upon a Participant's Severance, the Participant may continue to make payments on the loan for its stated term, subject to any requirements imposed by the Committee in its loan procedures. With respect to loans made on or after August 1, 2001, upon the Participant's Severance, the entire outstanding balance of the loan shall become immediately due and payable (including interest accrued thereon). For loans made on or after August 3, 2001, if the Participant has not repaid the entire amount of the loan at the time his benefit becomes distributable, his benefit shall be reduced by the outstanding balance of the loan at the time his benefit is distributed.

                (g) The loan must state the date upon which the loan must be repaid, which may not exceed five years, except where the proceeds of the loan are used to purchase the principal residence of the Participant, in which case the term of the loan may not exceed fifteen years. In all cases, however, the loan shall require substantially level amortization payment (no less frequently than quarterly) over the term of the loan.

                (h) In connection with the making of any loan to a Participant, the Participant will be required to execute such documents as may be required by the Committee or Trustee (e.g., a consent to have adequate withholdings made from the Participant's paychecks to fully amortize the loan over its term).

                (i) The Committee may charge the Participant the administrative costs incurred in making the loan.

                (j) A denial of an application for a loan shall be treated the same as a claim for benefits under Article XIV (relating to claims procedure).

                (k) Pursuant to such rules and procedures as may be prescribed by the Committee, the amount of interest that a Participant pays on the loan shall be allocated to his Account.


                                   ARTICLE XVI
                                   AMENDMENTS

        16.1 AMENDMENTS. The Company may at any time, and from time to time, amend the Plan and any related Trust Agreement by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute the instrument, and delivered to the applicable Trustee. However, except as permitted by law, no amendment shall be made at any time, the effect of which would be:

                (a) To cause any assets of the Trust Fund, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

                (b) To have any retroactive effect so as to decrease the accrued benefit of any Participant (within the meaning of Section 411(d)(6) of the Code); or

                (c) To increase or alter the responsibilities or liabilities of a Trustee or an Investment Manager without its written consent.

        16.2 EFFECT OF AMENDMENTS. All amendments to the Plan are effective only on the date on which the amendments are adopted, unless a different effective date is expressly provided by resolution of the Board of Directors of the Company, or unless the amendment shall by its own express terms become effective at another date. Unless and to the extent expressly stated to the contrary in the terms of any amendment, the amendment shall not be construed to enlarge the rights of any Participant whose Severance occurred prior to the effective date of the amendment.

                                  ARTICLE XVII
                              MISCELLANEOUS MATTERS

        17.1 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time. No Employee shall have any right to or interest in any assets of the Plan, other than as specifically provided in this Plan.

        17.2 MAILING OF PAYMENTS. All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to the last address of his Beneficiary). Each Participant shall be responsible for furnishing the Committee with his correct current address and the correct current name and address of his Beneficiary.

        17.3 NOTICES AND COMMUNICATIONS.

                (a) All applications, notices, designations, elections, and other communications from Participants shall be in writing, on forms prescribed by the Committee and shall be mailed or delivered to the office designated by the Committee, and shall be deemed to have been given when received by the office.

                (b) Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant five days after the date when it is deposited in the United States Mail with postage prepaid, addressed to the Participant or Beneficiary at his last address of record with the Committee.

        17.4 INTERPRETATION. Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular. The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the applicable requirements of the Code and ERISA.

        17.5 WITHHOLDING FOR TAXES. Any payments from the Plan may be subject to withholding for taxes as may be required by any applicable federal or state law.

        17.6 COUNTERPARTS. This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

        17.7 SUCCESSORS AND ASSIGNS. This Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, effective as of November 1, 2001.



                                      FIDELITY NATIONAL FINANCIAL, INC.



                                      By:
                                         --------------------------------------
                                      Its:
                                          -------------------------------------

                                      FIDELITY NATIONAL INFORMATION
                                      SOLUTIONS, INC.



                                      By:
                                         --------------------------------------
                                      Its:
                                          -------------------------------------

                                      AMERICAN NATIONAL FINANCIAL, INC.



                                      By:
                                         --------------------------------------
                                      Its:
                                          -------------------------------------

                                      GREATER ILLINOIS TITLE COMPANY, INC.



                                      By:
                                         --------------------------------------
                                      Its:
                                          -------------------------------------

                                   EXHIBIT "A"

                  PARTICIPATING EMPLOYERS AS OF EFFECTIVE DATE


AMERICAN NATIONAL FINANCIAL, INC.                  IDM CORPORATION

CHICAGO TITLE & TRUST COMPANY

CHICAGO TITLE CREDIT-CREDIT DATA OF HUDSON VALLEY, INC.

CHICAGO TITLE FIELD SERVICES, INC.

CHICAGO TITLE FLOOD SERVICES, INC.

CHICAGO TITLE MARKET INTELLIGENCE, INC.

CHICAGO TITLE OF COLORADO, INC.

CHICAGO HOME WARRANTY, INC.

EXECUTIVE TITLE AGENCY CORPORATION

FIDELITY NATIONAL FINANCIAL, INC.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

ISLAND TITLE COMPANY

REAL ESTATE INDEX, INC.

SECURITY TITLE AGENCY

UNITED TITLE OF NEVADA, INC.

NORTHWEST TITLE AGENCY OF OHIO & MICHIGAN, INC.

FUENTES & KREISCHER, P.A.

TITLE ASSOCIATES, LLC

THE TITLE OFFICE, INC.

GREATER ILLINOIS TITLE

LASALLE COUNTY TITLE